May 19, 2009

Board of Directors
OxySure Systems, Inc.
10880 John W. Elliot Drive, Suite 600
Frisco, Texas 75034

Re:

Registration Statement on Form S-1 of OxySure Systems, Inc.

Dear Directors:

You have requested our opinion, as special counsel to OxySure Systems, Inc., a Delaware corporation (the “Company”), in connection with a Registration Statement on Form S-1 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (the “Act”), as amended, as to the legality of a total of 39,898,770 (the “Shares”) of common stock of the Company which are being registered in the Registration Statement and which consist of the following:

(i)	15,624,816 shares of common stock, par value $0.0004 per share, offered by selling shareholders;

(ii)	5,000,000 shares of company stock, par value $0.0004 per share, offered by the Company in a direct primary offering;

(iii)	3,126,434 shares of Series A Convertible Preferred Stock, par value $0.0005 per share (convertible into 3,814,249 shares of common stock);

(iv)	10,459,705 shares of common stock, par value $0.0004, underlying warrants; and

(v)	5,000,000 shares of common stock, par value $0.0004, underlying options.

As special counsel to the Company in connection with the registration statement, we have made such legal examination and inquiries as we have deemed advisable or necessary for the purpose of rendering this opinion and have examined originals or copies of the following documents and corporate records:

1.    Articles of Incorporation and any amendments thereto;
2.    Bylaws and any amendments thereto;
3.    The Prospectus, which is included in the Company’s Form S-1 Registration Statement;

OxySure Systems, Inc.
May 19, 2009

4.    The Company's resolutions of the Board of Directors authorizing the issuance of the Shares; and
5.    Such other corporate documents and matters as we have deemed necessary to render the following opinion.

In rendering our opinion, we have relied upon, with the consent of the Company and its members, (i) the representations of the Company and its members and other representatives as set forth in the aforementioned documents as to factual matters and (ii) assurances from public officials and from members and other representatives of the Company as we have deemed necessary for purposes of expressing the opinions herein. We have not undertaken any independent investigation to determine or verify any information and representations made by the Company and its members and representatives in the foregoing documents and have relied upon such information and representations in expressing our opinion.

Based upon and subject to the foregoing, we are of the opinion that the Shares of common stock, when distributed and sold in the manner referred to in the Registration Statement, will constitute validly authorized and legally issued Shares, fully paid and non-assessable.

The opinions set forth herein are limited to matters governed by the laws of the States of Nevada and Florida and the federal laws of the United States, and no opinion is expressed herein as to the laws of any other jurisdiction, including, without limitation, the laws of the State of Delaware or Texas. Insofar as our opinions in the fourth paragraph, above, relate to the laws of the State of Delaware, we have assumed with your consent that the laws of the State of Delaware are the same as the laws of the State of Nevada or Florida in all respects material to this opinion; however, for purposes of this opinion, we express no opinion as to any matter involving choice of law or conflicts of law. We express no opinion concerning any matter respecting or affected by any laws other than laws that a lawyer in Nevada or Florida exercising customary professional diligence would reasonably recognize as being directly applicable to the Company and the matters on which we render this opinion.

We hereby consent to the discussion in the Registration Statement of this opinion, to the filing of this opinion as an exhibit to the Registration Statement, and to the reference to our firm under the caption “Interest of Named Experts and Counsel” in the Registration Statement.

Sincerely,

HARRISON LAW, P.A.

/s/ HARRISON LAW, P.A.